HERLEY REPORTS 4TH QUARTER AND YEAR-END RESULTS

              QUARTERLY REVENUES INCREASED 25.0% TO $42.8 MILLION

                YEAR-END BACKLOG REACHES RECORD LEVEL - UP 44.7%

Lancaster, PA, October 25, 2005. Herley Industries, Inc. (Nasdaq: HRLY) today reported net sales from continuing operations for the fourth quarter ended July 31, 2005 were $42.8 million, up 25.0% from the fourth quarter of fiscal year 2004, and a sequential increase of 3.7% from the third quarter of fiscal 2005.

Operating income for the fourth quarter was $2.6 million, or 6.2% of net sales, down $591,000 or 18.3% from the fourth quarter of last year.

Net income for the fourth quarter was $1.5 million, or $0.10 per diluted share compared to net income of $2.3 million, or $0.15 per diluted share for the fourth quarter of last year.

For the fiscal year ended July 31, 2005 net sales were a record $151.4 million, up 23.9% from net sales of $122.2 million in the previous year. Net income for the year was $10.8 million, or $0.72 per diluted share compared to $13.7 million or $0.92 per diluted share for fiscal year 2004.

The effective tax rate for the fourth quarter of fiscal 2005 was 29.7% compared to 30.7% for the prior year fourth quarter. The effective income tax rate for fiscal 2005 was 28.3% as compared to 30.8% for fiscal 2004.

Book-to-bill for the fourth quarter was 1.24 to 1, the best book-to-bill ratio in seven quarters. For the fiscal year, Herley's book to bill was 1.05 to 1. Funded backlog as of July 31, 2005 reached a record $144.7 million. Net cash from continuing operations for fiscal 2005 was $13.0 million. Capital expenditures for the year were $5.4 million, producing $7.6 million of free cash flow.

John M. Kelley, Herley President, said, "Herley financial results for the fourth quarter and fiscal year were mixed. Below are events that had an impact on fiscal 2005 earnings."

-- ACQUISITIONS. Herley acquired three companies and a new millimeter wave seeker technology in fiscal 2005. The absorption and integration process was a considerable effort, and it continues to this day. However, we have worked through most of the problems and are now on the downside of this activity. We believe these acquisitions are essential to increasing our technological diversity and will increase our growth prospects as we prepare the company for the defense business of the future.

-- ADMINISTRATION. Increased legal and Sarbanes-Oxley costs. These costs are a fact of business life. However, we will continue our efforts to reduce costs whenever possible.

-- OPERATIONS. Delivery delays related primarily to two simulation projects at EWST negatively impacted margins in the fourth quarter and fiscal 2005. We believe the problems have been solved, and we expect to complete factory acceptance tests and ship both simulators within the next 30 days. These simulators are the last of the original orders requiring extensive hardware, software and integration development. Going forward, new simulator orders will be based on existing product designs which include actual costs for material, labor and overhead. Recent actions have been taken that should improve EWST's performance in fiscal 2006.

Kelley continued "We are disappointed in our performance in 2005. For those problems which we were able to immediately identify, we have taken the corrective actions necessary to fix them. We continue to remain optimistic about our business prospects for fiscal year 2006. Revenue growth is expected to be strong based on the company's existing contracts with the U.S. Government, major prime contractors and countries worldwide."

The Conference Call which had been scheduled for Friday, October 28, 2005 has been rescheduled. The call will take place on Tuesday, November 1, 2005 at 9:00 a.m. Eastern Time. Participating in the call will be Myron Levy, Vice Chairman and CEO and John M. Kelley, President. Interested parties may join the conference through InterCall, Phone Number: 1 (888) 425-4188, referencing Conference ID # 1379125.

Replay of the conference call is scheduled to begin on November 1, 2005 at 11:00 a.m. and end on November 7, 2005 at 11:59 p.m. Eastern Time. To listen to the replay dial: 1 (800) 642-1687 (U.S.) or 1 (706) 645-9291 (International), and
Conference ID # 1379125

This conference call will be broadcast live over the Internet and can be accessed by interested parties through the following URL: http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s=wm&e=1146721

To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the site.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has nine locations and over a thousand employees worldwide. Additional information about the company can be found on the Internet at www.herley.com

                                                     Tables follow
For information at Herley contact:
Peg Guzzetti                                         Tel:  (717) 735-8117
Investor Relations                                   www.herley.com

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                            Thirteen weeks ended             Fifty-two weeks ended
                                                            --------------------             ---------------------
                                                       July 31,         August 1,         July 31,         August 1,
                                                         2005              2004             2005              2004
                                                     -------------     -------------     ------------     -------------
Net sales                                          $       42,805    $       34,246    $     151,415    $      122,154
                                                     -------------     -------------     ------------     -------------
Cost and expenses:
      Cost of products sold                                31,407            23,370          106,441            79,505
      Selling and administrative expenses                   8,764             7,651           30,305            23,047
                                                     -------------     -------------     ------------     -------------
                                                           40,171            31,021          136,746           102,552
                                                     -------------     -------------     ------------     -------------
      Operating Income                                      2,634             3,225           14,669            19,602
                                                     -------------     -------------     ------------     -------------
Other income (expense), net:
      Investment income                                       165               158              934               674
      Interest expense                                        (75)              (78)            (286)             (326)
      Foreign exchange gain (loss)                           (555)               31             (291)             (194)
                                                     -------------     -------------     ------------     -------------
                                                             (465)              111              357               154
                                                     -------------     -------------     ------------     -------------
      Income before income taxes                            2,169             3,336           15,026            19,756
Provision for income taxes                                    645             1,026            4,245             6,083
                                                     -------------     -------------     ------------     -------------
      Net income                                   $        1,524    $        2,310    $      10,781    $       13,673
                                                     =============     =============     ============     =============

Earnings per common share - Basic                  $          .11    $          .16    $         .75    $          .97
                                                     =============     =============     ============     =============

      Basic weighted average shares                        14,340            14,205           14,310            14,105
                                                     =============     =============     ============     =============

Earnings per common share - Diluted                $          .10         $     .15    $         .72    $          .92
                                                     =============     =============     ============     =============

      Diluted weighted average shares                      14,952            14,962           14,969            14,896
                                                     =============     =============     ============     =============

                                       HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS
                                          (In thousands, except share data)

                                                                                             July 31,        August 1,
                                                                                               2005            2004
                                                                                            ------------     ----------
                              ASSETS
Current Assets:
          Cash and cash equivalents                                                       $      20,331    $    66,181
          Trade accounts receivable                                                              27,258         24,664
          Costs incurred and income recognized in excess
             of billings on uncompleted contracts                                                16,058         14,210
          Other receivables                                                                       1,414            576
          Inventories, net of allowance of $4,492 in 2005
            and $3,938 in 2004                                                                   53,668         44,909
          Deferred taxes and other                                                                3,782          3,579
                                                                                            ------------     ----------
                                     Total Current Assets                                       122,511        154,119
Property, Plant and Equipment, net                                                               29,461         25,968
Goodwill                                                                                         70,831         35,165
Intangibles, net of accumulated amortization of $1,680 in 2005
          and $752 in 2004                                                                       20,554          4,555
Other Investments                                                                                    62            264
Other Assets                                                                                        682            900
                                                                                            ------------     ----------
                                                                                          $     244,101    $   220,971
                                                                                            ============     ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
          Current portion of long-term debt                                               $         797    $       804
          Accounts payable and accrued expenses                                                  24,477         17,514
          Billings in excess of costs incurred and
              income recognized on uncompleted contracts                                            538          1,303
          Income taxes payable                                                                    3,760          2,091
          Reserve for contract losses                                                               630            954
          Advance payments on contracts                                                           3,966          1,180
                                                                                            ------------     ----------
                                     Total Current Liabilities                                   34,168         23,846
Long-term Debt                                                                                    5,000          5,845
Other Long-term Liabilities                                                                       1,042            932
Deferred Income Taxes                                                                             6,254          4,848
                                                                                            ------------     ----------
                                                                                                 46,464         35,471
                                                                                            ------------     ----------
Commitments and Contingencies
Shareholders' Equity:
          Common stock, $.10 par value; authorized
            20,000,000 shares; issued and outstanding
            14,389,625 in 2005 and 14,220,508 in 2004                                             1,439          1,422
          Additional paid-in capital                                                            109,118        107,671
          Retained earnings                                                                      85,932         75,151
          Accumulated other comprehensive income                                                  1,148          1,256
                                                                                            ------------     ----------
                                     Total Shareholders' Equity                                 197,637        185,500
                                                                                            ------------     ----------
                                                                                          $     244,101    $   220,971
                                                                                            ============     ==========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                        Fifty-two weeks ended
                                                                        ---------------------
                                                                        July 31,      August 1,
                                                                          2005          2004
                                                                       -----------    ----------
Cash flows from operating activities:
      Income from continuing operations                              $     10,781   $    13,673
                                                                       -----------    ----------
      Adjustments to reconcile net income to
         net cash provided by operations:
           Depreciation and amortization                                    5,683         4,244
           Foreign exchange (gain) loss                                       (20)          753
           (Gain) on sale of marketable securities                            (22)        -
           (Gain) loss on sale of fixed assets                                 (8)        -
           Equity in income of limited partnership                            (54)          (10)
           Decrease (increase) in deferred tax assets                         403          (316)
           Increase (decrease) in deferred tax liabilities                  1,397          (109)
           Changes in operating assets and liabilities:
                Decrease (increase) in trade accounts receivable            2,590        (6,923)
                Increase in costs incurred and income
                   recognized in excess of billings on
                   uncompleted contracts                                   (1,626)       (7,250)
                (Increase) decrease in other receivables                     (576)          251
                Increase in inventories                                    (3,789)       (5,806)
                (Increase) decrease in deferred taxes and other              (430)           31
                Increase in accounts payable
                  and accrued expenses                                        925         3,431
                (Decrease) increase in billings in excess of
                  costs incurred and income recognized
                  on uncompleted contracts                                 (1,596)        1,303
                Increase in income taxes payable                            2,306           108
                (Decrease) in accrual for contract losses                    (500)         (240)
                (Decrease) increase in advance payments on contracts       (2,749)          324
                Other, net                                                    253           146
                                                                       -----------    ----------
                     Total adjustments                                      2,187       (10,063)
                                                                       -----------    ----------

           Net cash provided by continuing operations                      12,968         3,610
                                                                       -----------    ----------
Cash flows from investing activities:
      Acquisition of businesses, net of cash acquired                     (51,407)      (14,914)
      Acquisition of technology license                                    (2,300)        -
      Proceeds from sale of securities                                        165         -
      Proceeds from sale of fixed assets                                       17            19
      Partial distribution from limited partnership                           109            55
      Capital expenditures                                                 (5,404)       (5,884)
                                                                       -----------    ----------
           Net cash used in investing activities                          (58,820)      (20,724)
                                                                       -----------    ----------
Cash flows from financing activities:
      Proceeds from exercise of stock options and warrants, net             3,534         2,458
      Payments of long-term debt                                             (804)         (686)
      Purchase of treasury stock                                           (2,728)        -
                                                                       -----------    ----------
           Net cash provided by financing activities                            2         1,772
                                                                       -----------    ----------

           Net decrease in cash and cash equivalents                      (45,850)      (15,342)

Cash and cash equivalents at beginning of period                           66,181        81,523
                                                                       -----------    ----------

Cash and cash equivalents at end of period                           $     20,331   $    66,181
                                                                       ===========    ==========